UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BrightSpring Health Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-2956404
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

805 N. Wittington Parkway, Louisville, Kentucky	40222
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share 6.75% Tangible Equity Units	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-276348

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are shares of common stock, par value $0.01 per share (the “Common Stock”), and 6.75% Tangible Equity Units (the “Units”), with a stated amount of $50 per Unit, in each case of BrightSpring Health Services, Inc. (the “Registrant”). A description of the Common Stock is set forth under the heading “Description of Capital Stock” in a prospectus relating to the offering of shares of Common Stock constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-276348) relating to the Common Stock and the Units (the “Registration Statement”), to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be deemed to be incorporated herein by reference into this Form 8-A. A description of the Units is set forth under the heading “Description of the Units” in a separate prospectus relating to the offering of the Units constituting part of the Registration Statement, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be deemed to be incorporated herein by reference into this Form 8-A. Each Unit is comprised of a prepaid stock purchase contract and a senior amortizing note. For a description of the prepaid stock purchase contract, reference is made to the information under the heading “Description of the Purchase Contracts” in the prospectus relating to the offering of the Units. For a description of the senior amortizing note, reference is made to the information under the heading “Description of the Amortizing Notes” in the prospectus relating to the offering of the Units.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are filed herewith or incorporated herein by reference because no securities of the Registrant other than the Common Stock or the Units are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRIGHTSPRING HEALTH SERVICES, INC.

Date: January 26, 2024	By:	/s/ Jon Rousseau
	Name:	Jon Rousseau
	Title:	Chairman, President, and Chief Executive Officer